UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2024

PLIANT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39303	47-4272481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Littlefield Avenue, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 481-6770

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 14, 2024, Pliant Therapeutics, Inc. (the “Company”) announced topline data from a 12-week, randomized, double-blind, placebo-controlled trial of bexotegrast (PLN-74809) conducted at Massachusetts General Hospital evaluating change in total collagen levels in the lungs of patients with idiopathic pulmonary fibrosis (“IPF”). IPF is a disease characterized by excessive collagen deposition in the lung. Bexotegrast-treated patients showed reduced total lung collagen post treatment as measured by positron emission tomography (“PET”) imaging, compared to increased total lung collagen in the placebo group, suggesting potential reversal of fibrosis. Bexotegrast-treated patients demonstrated improvements in forced vital capacity and reduction in cough severity across all timepoints compared to placebo. Bexotegrast 160 mg was well tolerated over 12 weeks with no drug-related serious adverse events and no discontinuations. A copy of the Company’s press release, titled “Pliant Therapeutics Announces Positive Topline Data from a Phase 2a Collagen PET Imaging Clinical Trial of Bexotegrast in Patients with Idiopathic Pulmonary Fibrosis,” is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 14, 2024, titled “Pliant Therapeutics Announces Positive Topline Data from a Phase 2a Collagen PET Imaging Clinical Trial of Bexotegrast in Patients with Idiopathic Pulmonary Fibrosis.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT THERAPEUTICS, INC.

Date: May 14, 2024	By:	/s/ Keith Cummings
Keith Cummings, M.D., MBA
Chief Financial Officer